Exhibit 10.5

SHAREHOLDERS’ AGREEMENT

between

TENARIS S.A.

and

INVERSORA SIDERURGICA LIMITED

Dated as of January 9, 2006

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS AND GENERAL INTERPRETATIVE PRINCIPLES

SECTION 1.1	Definitions	1
SECTION 1.2	General Interpretive Principles	2

	ARTICLE II

	REPRESENTATIONS AND WARRANTIES

SECTION 2.1	Representations and Warranties of the Parties	3

	ARTICLE III

	GOVERNANCE

SECTION 3.1	The Board of Directors	3
SECTION 3.2	Vacancies	4
SECTION 3.3	Other Covenants	4

	ARTICLE IV

	SHAREHOLDER’S MEETINGS AND VETO RIGHTS

SECTION 4.1	Shareholders’ Meetings	4
SECTION 4.2	Veto Rights	4

	ARTICLE V

	TRANSFER RESTRICTIONS

SECTION 5.1	Permitted transfers	5
SECTION 5.2	Offer Notice Requirement	5
SECTION 5.3	Tag-Along Rights	5

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SHAREHOLDERS’ AGREEMENT

SHAREHOLDERS’ AGREEMENT (the “Agreement”), dated as of January 9, 2006 by and between Tenaris S.A. (together with its successors, “Tenaris”), a société anonyme holding organized under the laws of the Grand-Duchy of Luxembourg (“Luxembourg”) and Inversora Siderurgica Limited (together with its successors, “ISL”), a company organized under the laws of Gibraltar. Tenaris, ISL and any successor or permitted assignee thereof from time to time are each referred to herein as a “Party” and, collectively, the “Parties.”

RECITALS

WHEREAS, the Parties desire to enter into certain arrangements relating to the operation of Ternium S.A., a société anonyme holding organized under the laws of the Grand-Duchy of Luxembourg (the “Company”), and to set forth certain rights and restrictions related to the ownership, transfer and disposition of their respective shares of capital stock (the “Shares”) in such Company.

NOW THEREFORE, in consideration of the foregoing and the mutual representations and warranties, promises, covenants and agreements of the Parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, agree as follows:

ARTICLE I

DEFINITIONS AND GENERAL INTEPRETATION PRINCIPLES

SECTION 1.1 Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to them in this Section 1.1 (such meanings to be equally applicable to both the singular and the plural form of the terms defined).

“Affiliate” of a Person means with respect to any Person, a Person that, directly or through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the first Person.

“Agreement” means this Agreement.

“Beneficial Ownership” or “Beneficially Owns” means, with respect to any Shares, the ability to, directly or indirectly, vote and direct the disposition of such Shares; provided that, if the Person asserting such beneficial ownership is not the registered owner of such Shares, such Person shall have reasonably demonstrated (or be capable of reasonably demonstrating) his or its ability to vote and direct the disposition of such Shares.

“Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the City of New York, Gibraltar or Luxembourg are authorized or obligated by law or executive order to be closed.

“Company” has the meaning set forth in the recitals.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through holding ownership interests in such Person, by Contract or otherwise.

“General Rules” has the meaning set forth in Section 6.2.

“ICC” has the meaning set forth in Section 6.2.

“ISL” has the meaning set forth in the preamble hereto.

“Lien” means any mortgage, lien, easement, charges, other real estate declaration, pledge, security interest, right of first refusal, fiduciary assignment, voting agreement, restriction on transfer or voting, option or similar encumbrance.

“Offer Notice” has the meaning set forth in Section 5.2.

“Party” or “Parties” has the meaning set forth in the preamble hereto.

“Person” means any individual, any legal entity (including, without limitation, a corporation, a société anonyme, a partnership, a limited liability company, or a legal entity of public law), a branch of any legal entity, any trust, unincorporated organization, joint stock company, joint venture, association or other entity.

“Shares” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to any Person, a legal entity which such Person Controls or of which such Person Beneficially Owns more than 50% of the voting shares or otherwise.

“Tag-Along Notice” has the meaning set forth in Section 5.3(a).

“Tenaris” has the meaning set forth in the preamble hereto.

“U.S.$” or “U.S. Dollar” means the lawful currency of the United States.

SECTION 1.2 General Interpretive Principles. Unless otherwise specified, all references to “days” or “day-periods” shall mean calendar days. Where this Agreement establishes time periods counted in calendar days and such calendar day period expires on a day that is not a Business Day, then such calendar day period shall be deemed to expire on the next succeeding Business Day.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.1 Representations and Warranties of the Parties. Each of the Parties represents and warrants to the other on the date hereof as follows:

(a) Authority. Such Party has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. Such Party is duly organized and validly existing under the laws of its jurisdiction of organization. The execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary actions, and no other act or proceeding, corporate or otherwise, is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.

(b) Enforceability. This Agreement has been duly executed and delivered by such Party and constitutes its legal, valid and binding obligations, enforceable against such Party in accordance with its terms, subject to any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles.

(c) No Conflicts. There is no provision of any law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of the articles of association, bylaws or other constituent or governing documents of any Party and no provision of any mortgage, indenture, contract or other agreement to which any Party is a party or affecting its properties which would prohibit, conflict with, or in any way prevent execution and delivery or performance of the terms of this Agreement.

(d) Consents. No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party, in connection with (i) the execution, delivery or enforceability of this Agreement to be entered into by such Party or (ii) the consummation of any of the transactions contemplated herein.

ARTICLE III

GOVERNANCE

SECTION 3.1 Board of Directors. ISL shall take all actions within its power to cause that, so long as Tenaris Beneficially Owns (either directly or indirectly trough its Subsidiaries) at least five per cent (5%) of the Company’s capital stock:

(a) one of the members of the Company’s board of directors be nominated by Tenaris; and

(b) any director(s) nominated by Tenaris be only removed or replaced from the Company’s board of directors pursuant to the previous written instructions of Tenaris.

SECTION 3.2 Vacancies. If a director’s position on the Company’s board of directors shall become vacant, whether through removal, incapacity or death, each of the Parties shall take all actions within its power to cause such vacancy to be filled, if with respect to a director nominated by Tenaris, by a new director nominated by Tenaris, and, if with respect to a director nominated by ISL, by a new director nominated by ISL.

SECTION 3.3 Other Covenants. Each Party shall take all actions within its power to cause that, so long as Tenaris Beneficially Owns (either directly or indirectly trough its Subsidiaries) at least five per cent (5%) of the Company’s capital stock, the Company (whether acting through the chairman or any other director or officer) refrain from giving effect, without first having received the requisite approval in the form of a resolution of the Company’s board of directors or the vote or consent of the shareholders, as applicable, to any matter for which the board of directors or shareholder approval is required under Article IV.

ARTICLE IV

SHAREHOLDERS’ MEETINGS AND VETO RIGHTS

SECTION 4.1 Shareholders’ Meetings. All decisions relating to the Company’s business and operations shall be adopted as set forth in the Company’s charter documents, except for the following matters, which shall require the affirmative vote at the shareholders’ meetings of shareholders representing sixty per cent (60%) or more of the capital stock and the voting power of the Company:

(a) any amendment to the corporate purpose set forth in the charter documents of the Company;

(b) the delisting from all (but not less of all) of the regulated markets in which the Company’s shares or other securities may be listed at any time in the future;

(c) any amendment to the number of the Company’s independent directors;

(d) any amendment to the number of independent members of the Company’s Audit Committee; or

(e) the dissolution, liquidation or winding up of the Company.

SECTION 4.2 Veto Rights. Each Party shall take all actions within its power to cause the following actions to only be approved upon the affirmative vote at the meetings of the Company’s shareholders of the Shares owned by Tenaris:

(a) the relocation of the Company’s domicile outside Luxembourg; or

(b) any increase in the shareholders’ commitments.

ARTICLE V

TRANSFER RESTRICTIONS

SECTION 5.1 Permitted transfers. (a) Any transfer of Shares, any assignment of the right to make and/or capitalize irrevocable contributions or any instrument or obligation convertible into shares of the Company, and the creation of any Lien thereon, unless in compliance with the provisions of this Agreement, is prohibited, shall be void and ineffectual, and shall not operate to transfer any interest of title in the Shares to the purported transferee.

(b) Unless otherwise agreed to in writing by the Parties, any transfer of Shares (including any transfer made pursuant to a public offering) shall not release the Party transferring such Shares from any liabilities or obligations it may have hereunder with respect to liabilities and obligations incurred prior to the date of such transfer;

(c) Notwithstanding any provision in this Agreement, ISL may transfer its Shares and consummate any other transactions as provided in that certain Corporate Reorganization Agreement to be entered into among the Company and ISL substantially in the form attached hereto as Exhibit A; and

(d) Each Party may transfer its Shares and/or assign any right to make and/or capitalize irrevocable contributions or any instrument or obligation convertible into shares of the Company to any Subsidiary or Affiliate thereof; provided that the transferor shall provide the other Party, at the other Party’s request, with evidence reasonably satisfactory to such Party that such transfer complies with the requirements established herein; provided, further, that, in connection with any transfer of Shares and/or assignment of any right to make and/or capitalize irrevocable contributions or any instrument or obligation convertible into shares of the Company to any Affiliate that is not a Subsidiary of that Party, such Affiliate shall enter into an agreement substantially in the terms of this Agreement with the other Party as a condition precedent to any such transfer and/or assignment.

(e) Notwithstanding any other provision of this Agreement, any transfer of Shares and/or assignment of any right to make and/or capitalize irrevocable contributions or any instrument or obligation convertible into shares of the Company pursuant to any of paragraphs (c) and (d) of this Section shall not be subject to any condition or requirement, nor shall it give rise to any right or obligation hereunder other than those specifically set forth in the relevant paragraph.

SECTION 5.2 Offer Notice requirement. If ISL or its Subsidiaries receives a bonafide arms-length written offer to sell, directly or indirectly, all or part of its Shares to a Person (other than a Party or any of its Subsidiaries or Affiliates), ISL shall first provide to other Party with an offer notice (the “Offer Notice”) detailing the proposed sale, including, without limitation, the total number of Shares proposed to be transferred, the name and address of the proposed third party transferee, the purchase price per Share and all other material payment terms including, without limitation, the form of consideration and, in the case of non-cash consideration, the specific assets or securities constituting such consideration. The Offer Notice shall include a representation that the proposed transferee has been informed of the terms of the tag-along rights applicable to transfers of Shares as provided for in this Article V.

SECTION 5.3 Tag-Along Rights. (a) If any of ISL or its Subsidiaries wishes to sell, directly or indirectly, all or part of its Shares to a Person other than an Affiliate or a Subsidiary of ISL, or Tenaris or any of its Subsidiaries, ISL shall first provide Tenaris with an Offer Notice as set forth in Section 5.2, and for 20 days following Tenaris’s receipt of such Offer Notice, Tenaris shall have the exclusive option to deliver a tag-along notice (the “Tag-Along Notice”) to ISL with respect to any or all of its Shares.

(i) The Tag-Along Notice shall specify the irrevocable election of Tenaris to require ISL to include Tenaris (or its Subsidiary) as a third party in the proposed sale of the Shares contemplated by the Offer Notice, on substantially the same material payment terms as those specified in the Offer Notice.

(ii) If Tenaris fails to timely deliver the Tag-Along Notice, its rights with respect to the Shares identified in the Offer Notice shall be waived and ISL may, within 30 days as from the receipt of all necessary governmental and regulatory approvals (or if no such approvals are necessary, within 60 days as from the date of the Tag-Along Notice) conclude the transfer of the Shares described in the Offer Notice, on terms and conditions not more favorable to ISL than those described in the Offer Notice. Any proposed transfer on terms and conditions more favorable than those described in the Offer Notice, as well as any subsequent proposed transfer of any Shares by ISL after expiration of the applicable period, shall again be subject to the tag-along rights of Tenaris and shall require compliance by ISL with the procedures described in this Section. If the Shares are not so transferred within the applicable period, the Shares shall again become subject to all of the terms and conditions of the Agreement and may not thereafter be transferred except in the manner and on the terms herein provided.

(b) If a Tag-Along Notice has been timely delivered by Tenaris under clause (a) of this Section 5.3 and if ISL is willing and able to effect a sale of the Shares specified in the Offer Notice and the Tag-Along Notice, then ISL shall arrange for the consideration for such Shares to be paid by the proposed transferee directly to Tenaris upon delivery by Tenaris of certificates representing all of its Shares being sold under such clause (a) of this Section 5.3 duly endorsed and free and clear of all Liens, together with such other documents as ISL and the transferee may reasonably agree on or request, including without limitation documents providing for representations, warranties, indemnifications, and similar agreements for the benefit of the transferee, provided that ISL is also providing equivalent documentation to the transferee. All costs and expenses incurred by the Parties in connection with such sale shall be borne by the Parties in proportion to their share in the proceeds of the sale.

(c) For the avoidance of doubt, in case of a sale by ISL of all or part of its Shares to any of its Affiliates or Subsidiaries, Tenaris shall not be entitled to exercise the tag-along rights set forth in this Section 5.3.

ARTICLE VI

GOVERNING LAW; DISPUTE RESOLUTION

SECTION 6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6.2 Dispute Resolution. Any dispute, controversy or claim between the Parties arising out of, relating to or in connection this Agreement, whether based on this Agreement or otherwise, including without limitation any dispute regarding its validity or termination, or the performance or breach thereof, to the extent not resolved by negotiations conducted during a period of 30 days, shall be finally resolved by arbitration administered by the Court of Arbitration of the International Chamber of Commerce (the “ICC”). The arbitration shall be conducted in accordance with the ICC’s Rules of Arbitration in effect at the time (the “General Rules”), except as they may be modified herein or by agreement of the Parties. The International Bar Association Rules of Evidence shall apply together with the General Rules governing any submission to arbitration under this Agreement. Where they are inconsistent with the General Rules, the International Bar Association Rules of Evidence shall prevail but solely as regards the presentation and reception of evidence. The arbitral tribunal shall consist of three (3) arbitrators appointed in accordance with the General Rules. The place of arbitration shall be in New York, NY, or any other location as the Parties may agree upon. The arbitration proceedings shall be conducted in the English language. The award rendered in any arbitration commenced hereunder shall be final and conclusive and judgment thereon may be entered in any court having jurisdiction for its enforcement. The arbitrators shall not be authorized to decide any dispute, controversy or claim ex aequo et bono or as amiable compositeurs but shall strictly apply the law governing this Agreement. Neither Party shall appeal to any court from the decision of the arbitration panel.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1 Expenses. Each Party shall pay its own internal and legal, accounting, and other miscellaneous expenses relating to this Agreement and the transactions contemplated hereby.

SECTION 7.2 Validity of the Agreement. If any of the provisions of this Agreement shall be illegal, invalid or unenforceable for any reason, the Parties shall use their best efforts to re-negotiate such provision or provisions in a manner which (i) cures the legal defect giving rise to the unenforceability of such provision or provisions and (ii) will have, in form as well as in substance, the same purpose and effect as the unenforceable provision. Notwithstanding the foregoing, the invalidity, illegality or unenforceability of any provision shall not in any way affect or impair the validity, legality and enforceability of the remaining provisions hereof for so long as the remaining provisions do not fundamentally alter the relations between the Parties hereto.

SECTION 7.3 Termination of Agreement. (a) This Agreement shall terminate by mutual written consent of the Parties or, at the request of any Party, upon the occurrence of any of the following:

(i) the dissolution and liquidation or final adjudication as bankrupt of, or the filing of a voluntary petition for bankruptcy by the Company, provided that, should such dissolution and liquidation be for the purpose of restructuring or reorganizing the Company or maintaining their interest in any of its Subsidiaries or Affiliates thereof directly or through a different Person, the Parties agree to enter into an agreement substantially similar to this Agreement with respect to such new structure, organization or Person as a condition precedent to implementing such restructuring or reorganization or Person;

(iii) any of the Parties makes a general assignment of all or substantially all of its assets for the benefit of its creditors;

(iv) a change in the Control of the other Party;

(iv) a Party’s Beneficial Ownership in the Company (including such Party’s indirect Beneficial Ownership in the Company through its Subsidiaries) falls below five per cent (5%) of the Company’s capital stock.

(b) Notwithstanding the termination of this Agreement, Articles VI and VII shall survive such termination.

SECTION 7.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile (upon confirmation of receipt), to the relevant Party at its address listed on the signature page hereto, or to such other Person or address as any Party shall specify by notice in writing to the other Party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof, except for a notice of a change of address, which shall be effective only upon receipt thereof.

SECTION 7.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

SECTION 7.6 Entire Agreement. This Agreement sets forth the entire understanding and agreement between the Parties as to the matters covered herein and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and the charter documents of the Company, this Agreement shall prevail between the Parties.

SECTION 7.7 Waivers and Amendments. No modification of or amendment to this Agreement or waiver of any provision shall be valid unless in writing signed by an authorized representative of each Party.

SECTION 7.8 No Third Party Rights; Assignment. This Agreement is intended to be solely for the benefit of the Parties hereto (and their respective Subsidiaries) and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the Parties hereto (and their respective Subsidiaries). All rights and obligations hereunder and under any agreements and documents executed and delivered in connection herewith shall not be assignable without the prior written consent of the other Parties. Any assignment of rights or obligations in violation of this Section 7.8 will be ineffective.

SECTION 7.9 Specific Performance. The Parties agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and the other Party shall be entitled to specific performance.

SECTION 7.10 Further Assurances. From time to time, at the reasonable request of any Party hereto and without further consideration, each Party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated herein. The Parties hereby covenant to take all necessary actions to give effect under the laws of Luxembourg to any provision under this Agreement and any other action taken with respect hereof.

SECTION 7.11 Severability. Each Section, subsection and clause of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

SECTION 7.12 Term. Except as otherwise provide herein, this Agreement shall become effective upon the execution and delivery hereof by both Parties hereto and shall continue in full force and effect until a termination event under Section 7.3 occurs.

*    *    *

TENARIS S.A.

By:	/s/ Carlos A. Condorelli
Name:	Carlos A. Condorelli
Title:	Attorney-in-fact
Date:	January 9, 2006

By:	/s/ Roberto Bonatti
Name:	Roberto Bonatti
Title:	Attorney-in-fact
Date:	January 9, 2006

Address for Notices
Leandro N. Alem 1067, 28th floor
C1001AAF Buenos Aires
Argentina
Attn: Carlos Condorelli

INVERSORA SIDERURGICA LIMITED

By:	/s/ Raúl H. Darderes
Name:	Raúl H. Darderes
Title:	Director
Date:	January 9, 2006

By:	/s/ Umberto Bocchini
Name:	Umberto Bocchini
Title:	Director
Date:	January 9, 2006

Address for Notices
Leandro N. Alem 1067, 28th floor
C1001AAF Buenos Aires
Argentina
Attn: Umberto Bocchini